UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge

Irving, Texas 75038

(Address of principal executive offices and zip code)

(972) 444-9001

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Pioneer Natural Resources Company (“Pioneer”) with the Securities and Exchange Commission on November 5, 2021, Pioneer and its wholly owned subsidiaries Parsley Energy, LLC (“Parsley Energy”), Parsley Energy, L.P. (“Parsley LP”), Parsley Minerals, LLC (“Parsley Minerals”), and Parsley Energy Operations, LLC (together with Parsley Energy, Parsley LP and Parsley Minerals, the “Sellers”), entered into a purchase and sale agreement (the “Purchase Agreement”), dated November 1, 2021, with Continental Resources, Inc. (“Continental”) pursuant to which the Sellers agreed to sell to Continental (a) 100% of the issued and outstanding limited liability company interests of Jagged Peak Energy LLC, which in turn owns 100% of the issued and outstanding limited liability company interests of Parsley SoDe Water LLC, and (b) certain other oil and gas assets of the Sellers in the Delaware Basin (collectively, the “Transaction”).

On December 21, 2021, the Transaction was consummated. The aggregate consideration paid to the Sellers consisted of cash proceeds of $3.1 billion after normal closing adjustments. Also on December 21, 2021, Pioneer issued a press release announcing the consummation of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Mark H. Kleinman
Mark H. Kleinman
Executive Vice President and General Counsel

Date:	December 21, 2021